SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, For Use of the Commission
       Only (as Permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Reconditioned Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act
       Rules 14a-6(i)(1) and 0-11.
         1)  Title of each class of securities to which transaction applies:

         ------------------------------------------------------------------
         2)  Aggregate number of securities to which transaction applies:

         ------------------------------------------------------------------
         3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ------------------------------------------------------------------
         4)  Proposed   maximum   aggregate   value  of   transaction:

         ------------------------------------------------------------------
         5)  Total fee paid:

         ------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         1)  Amount Previously Paid:

         ------------------------------------------------------------------
         2)  Form, Schedule or Registration Statement No.:

         ------------------------------------------------------------------
         3)  Filing Party:

         ------------------------------------------------------------------
         4)  Date Filed:

         ------------------------------------------------------------------

                           RECONDITIONED SYSTEMS, INC.

                                444 WEST FAIRMONT
                              TEMPE, ARIZONA 85282

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD AUGUST 6, 1999

To the Stockholders of Reconditioned Systems, Inc.:

     The 1999 Annual Meeting of the Stockholders of Reconditioned Systems, Inc., an Arizona corporation (the "Company"), will be held at Reconditioned Systems, Inc., 444 West Fairmont, Tempe, Arizona 85282, on Friday, August 6, 1999 at 8:00 a.m., Mountain Standard Time, for the following purposes:

     1.   To elect four directors to the Board of Directors;

     2. To consider and act upon a proposal to adopt the Reconditioned Systems, Inc. 1999 Employee Stock Purchase Plan;

     3. To consider and act upon a proposal to ratify the appointment of Semple & Cooper, LLP as the Company's independent public accountants for the fiscal year ending March 31, 2000; and

     4. To transact such other business as may properly come before the meeting.

     Only Stockholders of record at the close of business on June 11, 1999 are entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock as of such date are entitled to vote on all of the above proposals. Shares can be voted at the meeting only if the holder is present or represented by proxy. A list of Stockholders entitled to vote at the Annual Meeting will be open for inspection at the Annual Meeting and will be open for inspection at the office of Reconditioned Systems, Inc., 444 West Fairmont, Tempe, Arizona 85282, during ordinary business hours for ten days prior to the meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.



                                            By Order of the Board of Directors,

                                           /s/ Dirk D. Anderson

                                           Dirk D. Anderson, Secretary
Tempe, Arizona
July 7, 1999

                                 PROXY STATEMENT
                                       OF
                           RECONDITIONED SYSTEMS, INC.
                                444 WEST FAIRMONT
                              TEMPE, ARIZONA 85282
                          -----------------------------

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Reconditioned Systems, Inc., an Arizona corporation (the "Company"), of proxies for use at the 1999 Annual Meeting of Stockholders to be held on August 6, 1999, at 8:00 a.m., Mountain Standard Time. The Annual Meeting will be held at Reconditioned Systems, Inc., 444 West Fairmont, Tempe, Arizona 85282.

     This Proxy Statement and the accompanying form of proxy are being first mailed to Stockholders on or about July 7, 1999. The Stockholder giving the proxy may revoke it at any time before it is exercised at the meeting by: (i) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; (ii) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or
(iii) attending the meeting and voting in person (attendance at the meeting will not in and of itself constitute revocation of a proxy). Any proxy which is not revoked will be voted in accordance with the recommendations of the Board of Directors as to such items. The proxy card gives authority to the proxies to vote shares in their discretion on any other matter properly presented at the Annual Meeting.

     Proxies will be solicited from the Company's Stockholders by mail. The Company will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. It is possible that directors, officers and regular employees of the Company may make further solicitation personally or by telephone, telegraph or mail. Directors, officers and regular employees of the Company will receive no additional compensation for any such further solicitation.

     Only holders (the "Stockholders") of the Company's Common Stock, no par value (the "Common Stock") at the close of business on June 11, 1999 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 1,401,816 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be considered at the Annual Meeting. A majority of the outstanding shares of Common Stock, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting.

     The affirmative vote of holders of a plurality of the outstanding shares of Common Stock of the Company entitled to vote and present in person or by proxy at the Annual Meeting is required for approval of the election of directors pursuant to Proposal One. The affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote and present in person or by proxy at the Annual Meeting is required for approval of Proposals Two and Three. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals except Proposal One relating to the election of directors. Abstentions are included in the determination of the number of shares represented for a quorum. Abstentions will have the effect of a negative vote on a proposal. Broker non-votes are not counted for purposes of determining whether a quorum is present or whether a proposal has been approved. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Stockholders voting on the election of directors may cumulate their votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the Stockholder's shares are entitled, or may distribute their votes on the same principle among as many candidates as being solicited. In order to cumulate votes, at least one Stockholder must announce, prior to the casting of votes for the election of directors, that he or she intends to cumulate votes. Proxies will be tabulated by the Company with the assistance of the Company's transfer agent. The Company will, in advance of the Annual Meeting, appoint one or more Inspectors of Election to count all votes and ballots at the Annual Meeting and make a written report thereof.

SECURITY OWNERSHIP OF  CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of June 11, 1999, with respect to the number of shares of the Company's equity securities beneficially owned by individual directors, by all directors and officers of the Company as a group and by persons known by the Company to own more than 5% of the Company's Common Stock.

                                                            Percent
          Name and Address of                 Common          of
          Beneficial Owner                    Shares        Total**
          -------------------                 ------        -------

          Granite Capital                    331,117         19.5%
          126 East 56th Street
          25th Floor
          New York, NY 10022

          Scott W. Ryan                      304,929*        17.9%
          111 Presidential Boulevard
          Suite 246
          Bala Cynwyd, PA 19004

          Dirk Anderson                      150,750*         8.9%
          444 W. Fairmont
          Tempe, AZ 85282

          Wayne Collignon                    150,017*         8.8%
          444 W. Fairmont
          Tempe, AZ 85282

          Warren Palitz                      160,000          9.4%
          328 Euclid Avenue
          Haddonfield, NJ 08033

          E. & W. Zachs Partnership          144,443          8.5%
          40 Woodland Street
          Hartford, CT 06105

          All directors and officers as      765,696**       45.0%
          a group (four persons)

          -------------

          * Includes options to purchase 100,000 shares that are presently exercisable.
          ** Includes options to purchase 300,000 shares that are presently exercisable.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

NOMINEES

     The Board of Directors currently consists of four members holding seats to serve as members until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, unless they earlier resign or are removed from office. The Company's Articles of Incorporation presently provide for a Board of Directors of not less than three (3) nor more than nine
(9) in number, with the exact number to be fixed as provided by the Company's Bylaws. The term of office of all current directors will expire at the 1999 Annual Meeting of Stockholders.

     On May 8, 1998, the Company's Board of Directors nominated Messrs. Dirk D. Anderson, Wayne R. Collignon, Warren Palitz, and Scott W. Ryan for election to the Board of Directors. Each of the nominees is currently serving as a director and has no family relation to any of the other nominees. A brief description of the business experience of each nominee is set forth below in the table under the heading "Directors and Executive Officers." UNLESS OTHERWISE INSTRUCTED, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE FOR THE ELECTION OF SUCH NOMINEES. All of the nominees have consented to being named herein and have indicated their intention to serve if elected. If for any reason any nominee should become unable to serve as a director, the accompanying proxy may be voted for the election of a substitute nominee designated by the Board of Directors.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF
                                 THE NOMINEES.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the directors and executive officers of the Company as of July 7, 1999.

Name                 Age      Position, Tenure and Experience
----                 ---      -------------------------------

Dirk D. Anderson      35      Mr. Anderson has been the Company's Chief
                              Financial Officer since August, 1995 and a
                              Director since December, 1995. He was the
                              Company's Controller from August, 1993
                              through August, 1995. Previously, he served as an Audit Manager at Semple & Cooper, LLP, where his career spanned seven years.

Wayne R. Collignon    45      Mr. Collignon has been the Company's President
                              and Chief Executive Officer since August, 1995 and a Director since August, 1995. He was the Company's General Manager from June, 1993 through August, 1995. Previously, he served as Vice President at All Makes Office Furniture in Omaha, Nebraska, where his career spanned nineteen years.

Warren Palitz         54      Mr. Palitz has been a Director since August, 1998.
                              Mr. Palitz is the President of Heritage
                              Investments, a private investment company located in Haddonfield, New Jersey. Mr. Palitz also serves as a Director of HMR Capital Management, an investment advisory company and is a member of the Advisory Board of The Rittenhouse Trust
                              Company.

Scott W. Ryan         53      Mr. Ryan has been a Director since December, 1995.
                              Mr. Ryan is the President of S.W. Ryan & Company,
                              Inc. which is a securities brokerage and asset management firm located in Bala Cynwyd, Pennsylvania that he founded in 1988. Previously, Mr. Ryan was with other securities brokerage firms including Walsh Greenwood & Co.,
                              Merrill Lynch and Goldman, Sachs & Co. Mr. Ryan is also a Board Member of NASD District #9.


BOARD MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended March 31, 1999, the Board of Directors met seven times. The Board of Directors has established an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee, and the entire Board is responsible for recommending nominees to serve on the Board.

     During the fiscal year ended March 31, 1999, the Board of Directors appointed Scott W. Ryan and Warren Palitz to the Audit Committee. The functions of the Audit Committee are to: receive reports with respect to loss contingencies, which may be legally required to be publicly disclosed through financial statement notation; annually review and examine those matters that relate to the financial audit of the Company; recommend to the Company's Board of Directors the selection, retention and termination of the Company's independent accountants; review the professional services, proposed fees and independence of such accountants; and provide for the periodic review and examination of management performance in selected aspects of corporate responsibility. The Audit Committee met once during the fiscal year ended March 31, 1999.

     During the fiscal year ended March 31, 1999, the Board of Directors appointed Scott W. Ryan and Warren Palitz to the Compensation Committee. The functions of the Compensation Committee are to review annually the performance of the Chief Executive Officer and President and of the other principal officers whose compensation is subject to the Committee's review and report thereon to the Company's Board of Directors. In addition, the Compensation Committee reviews the compensation of outside directors for their services on the Board of Directors and reports thereon to the Board of Directors. The Compensation Committee met twice during the fiscal year ended March 31, 1999.

     During the fiscal year ended March 31, 1999, each incumbent director attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person was a director) and (ii) the total number of meetings held by all committees on which such director served (during the period for which such person was a director).

COMPENSATION OF DIRECTORS

     The Company provides for quarterly compensation to its non-employee directors of $1,250. In addition, the Company reimburses them for reasonable expenses incurred in attending meetings.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued to the current Chief Executive Officer and Chief Financial Officer (Named Executive Officers) of the Company.

                           SUMMARY COMPENSATION TABLE

                                        Annual Compensation    Long-term Compensation
                                      ----------------------          Awards
                                                               ----------------------
Name and Principal                                              Securities Underlying
Position               Year Ended     Salary ($)   Bonus ($)         Options (#)
------------------     ----------     ----------   ---------   ----------------------

Wayne R. Collignon   March 31, 1999    $105,000    $  58,036                0
CEO and President    March 31, 1998     105,000       47,185                0
                     March 31, 1997     105,000       14,281           83,334

Dirk D. Anderson     March 31, 1999    $ 75,000    $  58,036                0
CFO                  March 31, 1998      75,000       47,185                0
                     March 31, 1997      75,000       14,281           83,334
------------------

OPTION GRANTS

     The Company has adopted a stock option plan; however, no options were granted to Named Executive Officers during the fiscal year.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the number of unexercised options held by the Named Executive Officers on March 31, 1999. No options were exercised by the Named Executive Officers during the fiscal year ended March 31, 1999.


    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                       Number of Securities              Value of Unexercised
                       Underlying Unexercised            In-the-money
                       Options at FY-End (#) --          Options At FY-End ($)

Name                   Exercisable/Unexercisable       Exercisable/Unexercisable
------------------     -------------------------       -------------------------
Wayne R. Collignon            100,000/0                        $175,000

Dirk D. Anderson              100,000/0                        $175,000


EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     On August 10, 1996, the Company entered into employment agreements with Wayne Collignon and Dirk Anderson pursuant to which they serve as the Company's President and Chief Executive Officer, and Chief Financial Officer, respectively. The agreements are automatically extended for successive one year periods unless either the Board of Directors or Named Executive Officer gives written notice to the other at least ninety days prior to the end of the initial or any renewal term of its or his intention not to renew. The agreements were automatically renewed on August 10, 1998, and since no written notice was given by the Company ninety days prior to August 10, 1999, they will again be automatically extended. Under the agreements, Mr. Collignon receives a base annual salary of $105,000 and Mr. Anderson receives a base annual salary of $75,000. Increases to the Named Executive Officers' base salaries and bonuses are at the discretion of the Company's Board of Directors. On March 24, 1999 the Board of Directors and the Named Executive Officers agreed to change the base annual salaries of Mr. Collignon and Mr. Anderson to $100,000 each, effective April 1, 1999. Both Mr. Collignon and Mr. Anderson are entitled to participate in all retirement and employee benefit plans that the Company may adopt for the benefit of its senior executives. The agreements also entitle the Named Executive Officers to receive the options described above under the heading "Aggregated Option Exercises and Fiscal Year-End Option Values."

     Under the agreements, if the Named Executive Officer's employment is terminated by reason of death, Disability or Retirement, upon expiration of the term of the agreement, by the Company for Cause or by the Named Executive Officer without Good Reason (in each case as such terms are defined in the agreements), the Company shall: (i) pay the Named Executive Officer any base salary which has accrued but has not been paid as of the termination date (the "Accrued Base Salary"); (ii) reimburse the Named Executive Officer for expenses incurred by him prior to termination which are subject to reimbursement pursuant to applicable Company policies (the "Accrued Reimbursable Expenses"); (iii) provide to the Named Executive Officer any accrued and vested benefits required to be provided by the terms of any Company-sponsored benefit plans (the "Accrued Benefits"); (iv) pay the Named Executive Officer any discretionary bonus with respect to a prior fiscal year which has accrued and been earned but has not been paid (the "Accrued Bonus"); (v) permit the Named Executive Officer to exercise all vested, unexercised stock options outstanding at the termination date; and (vi) to the extent permitted by the terms of the policies then in effect, give the Named Executive Officer a right of first refusal to cause the transfer of the ownership of all key-man life insurance policies maintained by the Company on the Named Executive Officer to the Named Executive Officer at the Named Executive Officer's expense (the "Right of First Refusal"). If the Named Executive Officer's employment is terminated by the Company without Cause or by the Named Executive Officer for Good Reason, the Company shall: (i) pay the Named Executive Officer the Accrued Base Salary; (ii) pay the Named Executive Officer the Accrued Reimbursable Expenses; (iii) pay the Named Executive Officer the Accrued Benefits; (iv) pay the Named Executive Officer the Accrued Bonus;
(v) pay the Named Executive Officer the base salary, as and when it would have been paid had the termination not occurred, for a period of six months following the termination date; (vi) maintain in effect, until the first to occur of (a) his attainment of comparable benefits upon alternative employment or (b) six months following the termination date, the employee benefits in which he was entitled to participate immediately prior to such termination; (vii) permit the Named Executive Officer to exercise all vested, unexercised stock options in accordance with the terms of the plans and agreements pursuant to which they were issued; and (viii) give the Named Executive Officer the Right of First Refusal.

     On August 19, 1996, the Company amended the employment agreements to include compensation pursuant to a change in control. Under the amendments, if the Named Executive Officer's employment is terminated by the Company subsequent to a Change of Control of the Company either by the new controlling party or by the executive for Good Reason, the Named Executive Officer will receive a two-year consulting agreement at $100,000 per year in addition to the severance pay detailed above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of the Company's equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to provide the Company with the copies of such reports furnished to the Company and written representations that no other reports were required. Based solely upon a review of such reports and representations, the Company believes that all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% stockholders were timely satisfied during the fiscal year ended March 31, 1999.

                                  PROPOSAL TWO
                   RATIFICATION OF RECONDITIONED SYSTEMS, INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN


     On April 28, 1999, the Board of Directors of the Company adopted the 1999 Employee Stock Purchase Plan (the "Plan), which is set forth in Exhibit "A" to this Proxy Statement. The Plan must be approved by the holders of record of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting of shareholders.

     This plan is intended to encourage stock ownership by all eligible employees of the Company and participating subsidiaries so that they may share in the fortunes of the Company by acquiring a, or increasing their, proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company.

     The following discussion of the principal features and effects of the plan is qualified in its entirety by reference to the text of the Plan set forth in Exhibit "A" hereto.

ADMINISTRATION OF THE PLAN

     Primary authority for administration of the Plan is held by the Board, but the Board in its discretion may establish a committee composed of members of the Board to administer the Plan (such administrative body hereinafter referred to as the "Plan Administrator"). If the Board establishes a Plan Administrator, the Plan Administrator shall have such of the power and authority vested in the Board under the Plan as the Board may delegate to it, including the power and authority to interpret any provision of the Plan or any option under it.

SHARES SUBJECT TO THE PLAN

     The shares of Common Stock of the Company subject to the Plan shall be shares of the Company's authorized but unissued Common Stock. The aggregate number of shares which may be issued pursuant to the Plan is 200,000, subject to increase or decrease by reason of stock splits, reclassification, stock dividends, changes in par value and the like. The aggregate number of shares which may be issued pursuant to the Plan in any given offering period is limited to 20,000, subject to the increases or decreases noted above.

EMPLOYEES ELIGIBLE TO PARTICIPATE; NEW PLAN BENEFITS

     Any person who is in the employ of the Company or any of its participating subsidiaries is eligible to receive options under the Plan, except (a) employees whose customary employment is less than eight (8) hours per week and (b) employees whose customary employment is not more than five (5) months in any calendar year; provided, however, that no employee who after the grant of options hereunder own shares (including all shares which may be purchased under outstanding options granted under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or its parent or subsidiary corporations shall be eligible to participate. An eligible employee may become a participant by completing, signing and filing an enrollment agreement and any other necessary papers with the Company at least ten (10) days prior to the commencement of the particular offering in which he wishes to participate. Payroll deductions for a participant shall commence the first pay date after the Offering Date (as defined below) and shall end on the last pay date before the termination date of such offering, unless earlier terminated by the employee. Participation in one Offering Period (as defined below) under the Plan shall neither limit, nor require, participation in any other Offering Period.

     As of July 7, 1999, there are approximately 65 employees eligible for participation in the Plan. Because participation in the Plan is voluntary, the benefits or amounts that will be received by or allocated to employees is not determinable.

OFFERINGS:  OPTION

     On each Offering Date, this Plan shall be deemed to have granted to the participant an option for as many full and fractional shares as he shall be able to purchase with the payroll deductions credited to his account during his participation in that Offering Period. An Offering Date is the first day of each Offering Period unless another date is set by the Board. The first offering under this Plan shall commence on July 1, 1999 and terminate on September 30, 1999. Thereafter, offerings shall commence on the first day of each subsequent calendar quarter and terminate on the last day of each such quarter (each an "Offering Period") until this Plan is terminated by the Board or no additional shares of Common Stock of the Company are available for purchase under the Plan. Notwithstanding the foregoing, no employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar employee stock purchase plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year which such option is outstanding at any time.

     If the total number of shares for which options are to be granted on any date exceeds the number of shares of Common Stock available, the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practical and as it shall determine to be equitable.

PRICE

     The purchase price per share shall be 85% of the lesser of the last offered sale price of the Common Stock (1) on the first business day of the offering quarter or (2) on the last business day of the offering quarter.

TERMINATION AND TRANSFERABILITY OF EMPLOYEE'S RIGHTS

     An employee's rights under the Plan will terminate when he ceases to be an employee because of resignation, lay off, discharge or change of status. A withdrawal notice will be considered as having been received from the employee on the day his employment ceases, and all payroll deductions not used will be refunded.

     If an employee's employment shall terminate by reason of normal retirement, death or disability prior to the end of the current offering, he (or his designated beneficiary, in the event of his death, or if none, his legal representative) shall have the right, within ninety (90) days thereafter, to elect to have the balance in his account either paid to him in cash or applied at the end of the current offering toward the purchase of Common Stock.

     No participant shall be permitted to sell, assign, transfer, pledge or otherwise dispose of or encumber either the payroll deductions credited to his account or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts or liabilities of the employee. If any such action is taken by the participant, or any claim is asserted by any other party in respect of such right and interest, whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds.

AMENDMENT OR DISCONTINUANCE OF THE PLAN

     The Board shall have the right to amend, modify or terminate the Plan at any time without notice; PROVIDED, HOWEVER, that no employee's existing rights under any offering already made may be adversely affected thereby; and PROVIDED, FURTHER, that no such amendment of the Plan shall, except, in the event of certain changes in the Company's capital structure, increase above 200,000, the total number of shares to be offered unless shareholder approval is obtained. Upon any termination of the Plan, all payroll deduction not used to purchase stock will be refunded.

FEDERAL INCOME TAX CONSEQUENCES

     It is intended that options issued pursuant to this Plan shall constitute options issued pursuant to "an employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     ADDITIONAL GROSS INCOME. In accordance with Section 423(c) of the Code, in the event of any disposition of the shares of Common Stock by participating employees, there shall be included as compensation in his or her gross income for the taxable year in which such disposition is made, assuming the holding period requirements of Section 423(a) of the Code are satisfied, or for the taxable year following the death of the participating employee, an amount equal to the lesser of: (i) the excess of the fair market value of the Common Stock at the time of such disposition or death over the amount paid for such share under the Plan; or (ii) the excess of the fair market value of the Common Stock at the time the option was granted over the option price.

     WITHHOLDING OF ADDITIONAL FEDERAL INCOME TAX. The Company, in accordance with Section 3401(a) of the Code and the regulations and rulings promulgated thereunder, will withhold from the wages of all participants, in all payroll periods following and in the same calendar year as the date on which compensation is deemed received by the participants, additional income taxes in respect of the amount that is considered compensation includable in the participant's gross income.

     SUMMARY OF TAX CONSEQUENCES. The foregoing outline is a summary of the federal income tax provisions relating to the grant and exercise of options under the Plan and the sale of shares acquired under the Plan. Individual circumstances may vary these results. The federal income tax laws and regulations are constantly being amended, and each participant should rely upon his own tax counsel for advice concerning the federal income tax provisions applicable to the Plan.

VOTING REQUIREMENTS

     Each holder of Common Stock is entitled to one vote per share held. The affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote and present in person or by proxy at the Annual Meeting is required for approval of Proposal Two. Shareholders are not entitled to cumulate votes.

     FOR THIS PURPOSE, A SHAREHOLDER VOTING THROUGH A PROXY WHO ABSTAINS WITH RESPECT TO APPROVAL OF PROPOSAL TWO IS CONSIDERED TO BE PRESENT AND ENTITLED TO VOTE ON THE APPROVAL OF PROPOSAL TWO AT THE MEETING, AND IS IN EFFECT A NEGATIVE VOTE, BUT A STOCKHOLDER (INCLUDING A BROKER) WHO DOES NOT GIVE AUTHORITY TO A PROXY TO VOTE ON THE APPROVAL OF PROPOSAL TWO SHALL NOT BE CONSIDERED PRESENT AND ENTITLED TO VOTE ON PROPOSAL TWO.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL TWO.

                                 PROPOSAL THREE
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's Board of Directors has selected, and is submitting to the Stockholders for ratification, the appointment of Semple & Cooper, LLP to serve as independent public accountants to audit the financial statements of the Company for the fiscal year ending March 31, 2000 and to perform other accounting services as may be requested by the Company. Semple & Cooper, LLP has acted as independent public accountants for the Company since its appointment effective March 28, 1996.

     The Company does not expect that representatives of Semple & Cooper, LLP will be present at the 1999 Annual Meeting. If present, however, they will have the opportunity to make a statement and will be available to respond to appropriate questions.

     Although it is not required to do so, the Board of Directors has submitted the selection of Semple & Cooper, LLP to the Stockholders for ratification.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL THREE.

                                  OTHER MATTERS

     The Company's Board of Directors is not aware of any other business to be considered or acted upon at the Annual Meeting of the Stockholders other than those described above. If other business requiring a vote of the Stockholders is properly presented at the meeting, proxies will be voted in accordance with the judgment on such matters of the person or persons acting as proxies. If any matter not appropriate for action at the Annual Meeting should be presented, the holder of the proxies will vote against consideration thereof or action thereon.


                              STOCKHOLDER PROPOSALS

     The Company welcomes comments or suggestions from its Stockholders. If a Stockholder desires to have a proposal formally considered at the 2000 Annual Meeting of Stockholders, and evaluated by the Board for possible inclusion in the Proxy Statement for that meeting, the proposal (which must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act) must be received in writing by the Secretary of the Company at the address set forth on the first page hereof on or before March 15, 2000. If a stockholder desires to have a proposal formally considered at such meeting, but outside the process of Rule 14a-8, the proposal must be received in writing by the Secretary of the Company at the address set forth on the first page hereof on or before May 24, 2000.

                                  ANNUAL REPORT

     The Company's Annual Report to Stockholders and the Annual Report on Form 10-KSB, with audited financial statements, accompanies this Proxy Statement and was mailed this date to all Stockholders of record as of the Record Date. The Company will furnish to any Stockholder submitting a request a copy of any exhibit to the Annual Report on Form 10-KSB. The fee for furnishing a copy of any exhibit will be 25 cents per page plus $3.00 for postage and handling. Please direct any and all such requests to Investor Relations, 444 West Fairmont, Tempe, AZ 85282.

                                    EXHIBIT A

                           RECONDITIONED SYSTEMS, INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE OF THE PLAN. This Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership by all eligible employees of Reconditioned Systems, Inc. (the "Company") and participating subsidiaries so that they may share in the fortunes of the Company by acquiring a, or increasing their, proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employment of the Company. It is intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code")

2. DEFINITIONS

         2.1 "Account" shall mean the funds accumulated with respect to an individual employee as a result of deductions from his paycheck for the purpose of purchasing stock under the Plan. The funds allocated to an employee's account shall remain the property of the respective employee at all times during each offering.

         2.2 "Base Pay" means regular straight time earnings plus compensation for overtime, incentive bonuses and other additional compensation, except to the extent that any such item is specifically excluded by the Board of Directors of the Company (the "Board")

         2.3 "Fair Market Value" means the lowest offering sale price for the common stock, no par value per share (the "Common Stock") of the Company as reported on the NASDAQ Stock Market System, or if the stock is traded on a stock exchange, the closing price for the Common Stock on such exchange.

         2.4 "Offering Date" means the commencement date of the offering if such date is a regular business day of the first business day following such commencement date. A different date may be set by resolution of the Board.

         2.5 "Participating Subsidiaries" means any subsidiary of the Company which is designated by the Board to participate in the Plan. The Board shall have the power to make such designation before or after the Plan is approved by the Shareholders.

3. EMPLOYEES ELIGIBLE TO PARTICIPATE. Any person who is in the employment of the Company or any of its Participating Subsidiaries is eligible to receive options under the Plan, except (a) employees whose customary employment is less than eight (8) hours per week and (b) employees whose customary employment is not more than five (5) months in any calendar year; provided, however, that no employee who after the grant of options hereunder owns shares (including all shares which may be purchased under outstanding options granted under the Plan) possessing 5% or more of the total combined voting power or value of all classes or shares of the Company or its parents or subsidiary corporations shall be eligible to participate. For this purpose, the rules of Section 425 (d) of the Code shall apply in determining share ownership.

4. OFFERINGS. The first offering under this Plan shall commence on July 1, 1999 and terminate on the last day of each such quarter (each an "Offering Period") until this Plan is terminated by the Board or no additional shares of Common Stock of the Company are available for purchase under the Plan.

5. PRICE. The purchase price per share shall be 85% of the lesser of the fair market value of the Common Stock (1) on the first business day of the offering or (2) on the last business day of the offering.


6. STOCK SUBJECT TO THE PLAN. The stock subject to the options shall be shares of the Company's authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 200,000 shares, subject to increase or decrease by reason of stock splits, stock dividend changes in par value and the like. The aggregate number of shares which may be issued pursuant to the Plan in any given offering period is limited to 20,000 subject to the increases or decreases above-stated.

7. CHANGES IN CAPITAL STRUCTURE

         7.1 In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number of or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation or recapitalization, appropriate adjustment shall be made by the Board in the number and kind of shares as to which an option granted under this Plan shall be exercisable, to the end that the participant's proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Board shall be conclusive.

         7.2 If the Company is not the surviving or resulting corporation in any reorganization, merger, consolidation or recapitalization, each outstanding option shall be assumed by the surviving or resulting corporation and each option shall continue in full force and effect, and shall apply to the same number and class of securities of the surviving corporation as a holder of the number of shares of Common Stock subject to the option would be entitled under the terms of the reorganization, merger, consolidation or recapitalization.

8. PARTICIPATION An eligible employee may become a participant by completing, signing, and filing an Enrollment Agreement and any other necessary papers with the Company at least ten (10) days prior to the commencement of the particular offering in which he/she wishes to participate. Payroll deductions for a participant shall commence the first pay date after the Offering in which he wishes to participate and shall end on the last pay date before the termination date of such offering, unless earlier terminated by the employee, as provided in
Section 14. Participation in one Offering Period under the Plan shall neither limit, nor require, participation in any other Offering Period.

9. PAYROLL DEDUCTIONS

         9.1 At the time a participant files his Enrollment Agreement, he shall elect to have deductions made from his pay on each pay date during the time he is a participant in any offering at not less that $5 or more than 10% of his Base Pay.

         9.2 All payroll deductions made for a participant shall be credited to his Account under the Plan. A participant may not make any separate cash payment into such Account nor may payment for shares be made other than by payroll deduction.

         9.3 A participant may discontinue his payroll deductions or participation in the Plan, as provided in Section 14, but no other change can be made during an Offering Period and, specifically, except as provided in Section 14, a participant may not alter the rate of his payroll deductions for that Offering Period.

10. GRANTING OF OPTION

         10.1 On the Offering Date, this Plan shall be deemed to have granted to the participant an option for as many full and fractional shares as he shall be able to purchase with the payroll deductions credited to this Account during his participation in that Offering Period.

         10.2 Notwithstanding the foregoing, no employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar employee stock purchase plans of the Company or any parent subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock ( determined at the time such option is granted) for each calendar year which such option is outstanding. The purpose of the limitation in the preceding sentence is to comply with Section 423(b) (8) of the Code.

         10.3 If the total number of shares for which options are to be granted on any date in accordance with Paragraph 10.1 exceeds the number of shares available pursuant to Section 6 or allowed pursuant to Section 10.2 (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practical and as it shall determine to be equitable.

11. EXERCISE OF OPTION. Each employee who continues to be a participant in an Offering Period on the last business day of that Offering Period shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full or fractional shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at the purchase price, subject to only the limitations set forth in Section 10.2.

12. EMPLOYEE'S RIGHTS AS A SHAREHOLDER

         12.1 No participating employee shall have any right as a shareholder with respect to any shares under the Plan until the shares have been purchased in accordance with Section 11 above and the stock certificate has actually been issued.

         12.2 Shares purchased by a participant under the Plan will be recorded on the participant's statement or if the participant so directs, by written notice to the Company prior to the termination date of the pertinent offering, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with right of survivorship, tenants in common, or as community property, to the extent and in the manner permitted by applicable law.

13. DELIVERY. Certificates for stock issued to participants will be delivered only upon written request. The participant statement is to be considered the record of holdings for the participant and will be delivered as soon as practicable after the end of each offering period ("quarterly statements").

14. WITHDRAWAL.

         14.1 An employee may withdraw from the Plan, in whole but not in part, at any time prior to the last business day of each Offering Period by delivering a Withdrawal Notice to the Company, in which event the Company will refund the entire balance of his Account as soon as practicable thereafter.

         14.2 To re-enter the Plan, an employee who has previously withdrawn must file a new Enrollment Agreement in accordance with Section 8. His re-entry into the Plan cannot, however, become effective before the beginning of the next Offering Period following his withdrawal.

         14.3 An employee may elect to discontinue his payroll deductions during the course of a particular offering, at any time prior to the last business day preceding the final pay day during such offering, by delivering an Election to Discontinue Deductions to the Company, and such elections shall not constitute a withdrawal for the purposes of Section 14. In the event that an employee elects to discontinue his payroll deductions pursuant to this Paragraph 14.3, the employee shall remain a participant in such Offering Period and shall be entitled to purchase from the Company such number of full shares of Common Stock as set forth in and in accordance with Section 11.

15. CARRYOVER OF ACCOUNT. At the termination of each Offering Period the Company shall return to the employee the balance of his Account unless the employee has advised the Company otherwise by way of re-executing an Enrollment Agreement before the commencement of the succeeding offering electing to have the balance carried over to be applied against option exercises in such succeeding offering. Upon termination of the Plan, the balance of each employee's Account shall be returned to him.

16. RIGHTS NON-TRANSFERABLE. No participant shall be permitted to sell, assign, transfer, pledge or otherwise dispose of or encumber either the payroll deductions credited to his Account or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts or liabilities of the employee. If any such action is taken by the participant, or any claim is asserted by any other party in respect of such right and interest, whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with Section 14.

17. TERMINATION OF EMPLOYEE'S RIGHTS. An employee's rights under the Plan will terminate when he ceases to be an employee because of resignation, lay-off, discharge or change of status. A Withdrawal Notice will be considered as having been received from the employee on the day his employment ceases, and all payroll deductions not used will be refunded.

If an employee's employment shall be terminated by reason of normal retirement, death or disability prior to the end of the current offering, he ( or his designated beneficiary, in the event of his death, or if none, his legal representative) shall have the right within ninety (90) days thereafter, to elect to have the balance in his account either paid to him in cash or applied at the end of the current offering toward the purchase of Common Stock.

18. ADMINISTRATION OF THE PLAN. Primary authority for administration of the Plan is held by the Board, but the Board in its discretion, may establish a committee composed of members of the Board to administer the Plan (the "Committee) (such administrative body hereinafter referred to as the "Plan Administrator"). The Plan Administrator, if a Committee, shall have such of the power and authority vested in the Board under the Plan as the Board may delegate to it, including the power and authority to interpret any provision of the Plan or any option under it. The Plan Administrator has the power to delegate administrative functions such as record keeping and the purchase of securities in the open market, to a third party agent.

19. AMENDMENT OR DISCONTINUANCE OF THE PLAN. The Board shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that no employee's existing rights under any offering already made under Section 4 may be adversely affected thereby; and provided, further, that no such amendment of the Plan shall, except as provided in Section 7, increase above 200,000 the total number of shares to be offered unless shareholder approval is obtained. Upon any termination of the Plan, all payroll deductions not used to purchase stock will be refunded.

20. LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN. The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any participant in the conduct of his own affairs. A participant, therefore, may sell stock purchased under the Plan at any time he chooses, subject to compliance with any applicable federal or state securities laws especially as concerning the consequences of a disposition before the holding period in accordance with Section 423. Each participant will agree by entering the Plan, to promptly give the Company notice of any such stock disposed of within two years after the date of granting of applicable option, showing the date of disposition and the number of shares disposed of. The employee assumes the risk of any market fluctuations in the price of the stock.

21. TAX CONSIDERATIONS FOR EARLY DISPOSITION. The disposition of a share of stock is acquired by the exercise of a statutory option before the expiration of the applicable holding period makes Section 423 inapplicable to the transfer of such shares. The income attributable to such transfer shall be treated as ordinary income receivable in the tax year in which such disposition occurs. To qualify for the special tax treatment under Section 423 the individual must not make a disposition of shares within two (2) years after the date of granting of the option nor within one (1) year after the transfer of such shares to him. At all times during the period beginning with the date of granting of the option and ending on the day three (3) months before the date of such exercise, the individual must be an employee of the corporation granting such option.

22. WITHHOLDING OF ADDITIONAL FEDERAL INCOME TAX. The Company, in accordance with Section 3401 (a) of the Code and the Regulations and Rulings promulgated thereunder, will withhold from the wages of all participants, in all payroll periods following and in the same calendar year as the date on which compensation is deemed appropriate to the amount that is considered compensation includible in the participant's gross income.

23. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Company's Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization issuance of sale of such shares.

24. APPROVAL OF SHAREHOLDERS. The Plan is subject to the approval of a majority of the outstanding shares of Common Stock of the Company, which approval must occur within twelve (12) months after the date the Plan is adopted by the Board.

[FORM OF PROXY CARD]

PROXY                                                                      PROXY

                          RECONDITIONED SYSTEMS, INC.
                    444 WEST FAIRMONT, TEMPE, ARIZONA 85282


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


     The undersigned appoints Wayne Collignon and Dirk Anderson, and each of them, as proxies, each with the power of substitution, and authorizes them to represent and vote, as designated on the reverse side hereof, all shares of Common Stock of Reconditioned Systems, Inc. held by the undersigned on June 11, 1999, at the 1999 Annual Meeting of Stockholders to be held on August 6, 1999. In their discretion, the proxies are authorized to vote such shares upon such other business as may properly come before the Annual Meeting and are authorized to cumulate votes with respect to the election of directors.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED PROPOSALS.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE

                (Continued and to be SIGNED on the reverse side.)

--------------------------------------------------------------------------------

                          RECONDITIONED SYSTEMS, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. ( )

This  Board of  Directors  recommends  a vote FOR each of the  proposals  listed below.
                                                                 FOR ALL (Except
1.   Election of Directors -- Nominees:           FOR  WITHHOLD  Nominee(s)
     Wayne R. Collignon, Dirk D. Anderson,        ALL    ALL     written below)
     Scott W. Ryan, and Warren Palitz.            ( )    ( )          ( )

     _____________________________________

2.   Ratification of the adoption of the          FOR   AGAINST   ABSTAIN
     Reconditioned Systems, Inc., 1999            ( )     ( )       ( )
     Employee Stock Purchase Plan.

3.   Ratification of the appointment of           FOR   AGAINST   ABSTAIN
     Semple & Cooper, PLC as                      ( )     ( )       ( )
     independent public accountants.

                                          Dated: ________________________, 1999

                            Signature(s) ______________________________________

                            Signature if held jointly _________________________

                            Please sign exactly as name appears on reverse side. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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